Exhibit 5.1
OPINION OF WILSON SONSINI GOODRICH & ROSATI
PROFESSIONAL CORPORATION
December 1, 2020
MedAvail Holdings, Inc.
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
Re:  Registration Statement on Form S-8
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by MedAvail Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,520,000 shares of the Company’s common stock reserved for future issuance pursuant to the MedAvail Holdings, Inc. 2020 Equity Incentive Plan, (ii) 700,000 shares of the Company’s common stock reserved for future issuance pursuant to the MedAvail Holdings, Inc. 2020 Employee Stock Purchase Plan, (iii) 37,586 shares of the Company’s common stock reserved for future issuance pursuant to the 2012 Stock Option Plan of MedAvail, Inc., and (iv) 2,568,281 shares of the Company’s common stock reserved for future issuance pursuant to the 2018 Equity Incentive Plan of MedAvail, Inc. (which plans are collectively referred to herein as the “Plans” and which shares of Common Stock are collectively referred to herein as the “Shares”). As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the issuance and sale of the Shares under the Plans and pursuant to the agreements related thereto.
On the basis of the foregoing, and in reliance thereon, it is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation